Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 3Q2015 RESULTS

— — —

REPORTS COMPREHENSIVE EARNINGS PER SHARE OF $0.23,
INCOME BEFORE TAXES OF $202 MILLION ON $359 MILLION IN NET REVENUES,
AND EARNINGS PER SHARE ON NET INCOME OF $0.35.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, October 20, 2015 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic broker and market maker, today reported diluted earnings per share on a comprehensive basis of $0.23 for the quarter ended September 30, 2015, compared to a diluted loss per share on a comprehensive basis of $0.13 for the same period in 2014.

Excluding other comprehensive income, the Company reported diluted earnings per share of $0.35 for the quarter ended September 30, 2015, compared to diluted earnings per share of $0.05 for the same period in 2014.

Net revenues were $359 million and income before income taxes was $202 million this quarter, compared to net revenues of $171 million and income before income taxes of $40 million for the same period in 2014.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share.  This dividend is payable on December 14, 2015 to shareholders of record as of December 1, 2015.

Business Highlights

•	61% Electronic Brokerage pretax profit margin for this quarter, down from 63% in the year-ago quarter.
•	51% Market Making pretax profit margin for this quarter, up from 14% in the year-ago quarter.
•	Customer equity grew 13% from the year-ago quarter to $62.1 billion while customer debits decreased by 9% to $15.8 billion.
•	Customer accounts increased 18% from the year-ago quarter to 322 thousand.
•	Total DARTs increased 28% from the year-ago quarter to 683 thousand.
•	Brokerage segment equity was $3.4 billion. Total equity was $5.3 billion.

Segment Overview

Electronic Brokerage
Electronic Brokerage segment income before income taxes increased 19%, to $184 million, in the quarter ended September 30, 2015 compared to the same period last year, due to higher commissions revenue and net interest income.  Customer accounts grew 18% to 322 thousand and customer equity increased 13% to $62.1 billion from the year-ago quarter.

Commissions and execution fees increased 26% from the year-ago quarter, to $168 million.  Net interest income grew 11% from the year-ago quarter, to $102 million.  Pretax profit margin was 61% in quarter ended September 30, 2015, down from 63% in same period last year.

Total DARTs(1) for cleared and execution-only customers increased 28% from the year-ago quarter to 683 thousand.  Cleared DARTs were 620 thousand, 28% higher than the same period last year.

Market Making
Market Making segment income before income taxes increased 557%, to $46 million, in the quarter ended September 30, 2015 compared to the same period last year, driven by higher volatility and active trading in the late-August period.  Pretax profit margin increased to 51% in the current quarter from 14% in same period last year.

Effects of Foreign Currency Diversification
In connection with our currency strategy, we have determined to base our net worth in GLOBALs, a basket of 16 major currencies in which we hold our equity.  In this quarter, our currency diversification strategy decreased our comprehensive earnings by $76 million, as the U.S. dollar value of the GLOBAL decreased by approximately 1.5%.  The effects of the currency diversification strategy are reported as components of (1) Other Income in the Corporate segment and (2) Other Comprehensive Income (“OCI”).  As previously disclosed, certain reclassifications have been made to previously reported amounts to conform to the current presentation of currency translation gains and losses related to our currency diversification strategy.

 (1)           Daily average revenue trades (DARTs) are based on customer orders.
_____________________

Conference Call Information:
Interactive Brokers Group will hold a conference call with investors today, October 20, 2015, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call.  Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:
Interactive Brokers Group, Inc., together with its subsidiaries, is an automated global electronic broker that specializes in catering to financial professionals by offering state-of-the-art trading technology, superior execution capabilities, worldwide electronic access, and sophisticated risk management tools at exceptionally low costs.  The brokerage trading platform utilizes the same innovative technology as the Company’s market making business, which specializes in routing orders and executing and processing trades in securities, futures, foreign exchange instruments, bonds and funds on more than 100 electronic exchanges and trading venues around the world.  As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with electronic access to stocks, options, futures, forex, bonds and mutual funds from a single IB Universal AccountSM.  Employing proprietary software on a global communications network, Interactive Brokers is continuously integrating its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Caitlin Duffy, 203-913-1369 or Investors: Patrick Brennan, 203-618-4070.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)

					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2012	60,421		150,000		16,118		226,540		904
2013	65,320	8%	173,849	16%	18,489	15%	257,658	14%	1,029
2014	64,530	-1%	206,759	19%	18,055	-2%	289,344	12%	1,155

3Q2014	17,864		49,636		4,282		71,782		1,130
3Q2015	18,696	5%	65,333	32%	5,266	23%	89,295	24%	1,395

2Q2015	14,852		58,458		4,060		77,370		1,228
3Q2015	18,696	26%	65,333	12%	5,266	30%	89,295	15%	1,395

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2012	698,140		98,801		65,872,960
2013	659,673	-6%	121,776	23%	95,479,739	45%
2014	631,265	-4%	123,048	1%	153,613,174	61%

3Q2014	151,768		29,352		36,040,255
3Q2015	179,786	18%	38,960	33%	41,999,917	17%

2Q2015	144,188		34,661		60,255,458
3Q2015	179,786	25%	38,960	12%	41,999,917	-30%

MARKET MAKING
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2012	457,384		12,660		9,339,465
2013	404,490	-12%	18,184	44%	12,849,729	38%
2014	344,741	-15%	15,668	-14%	12,025,822	-6%

3Q2014	81,395		3,542		3,137,329
3Q2015	95,754	18%	3,868	9%	4,458,343	42%

2Q2015	74,533		3,652		4,270,738
3Q2015	95,754	28%	3,868	6%	4,458,343	4%

BROKERAGE TOTAL
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2012	240,756		86,141		56,533,495
2013	255,183	6%	103,592	20%	82,630,010	46%
2014	286,524	12%	107,380	4%	141,587,352	71%

3Q2014	70,373		25,810		32,902,926
3Q2015	84,032	19%	35,092	36%	37,541,574	14%

2Q2015	69,655		31,009		55,984,720
3Q2015	84,032	21%	35,092	13%	37,541,574	-33%

* Includes options on futures

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2012	144,539		84,794		54,371,351
2013	180,660	25%	101,732	20%	78,829,785	45%
2014	225,662	25%	106,074	4%	137,153,132	74%

3Q2014	56,824		25,559		31,814,664
3Q2015	68,018	20%	34,635	36%	36,475,917	15%

2Q2015	57,867		30,717		55,144,248
3Q2015	68,018	18%	34,635	13%	36,475,917	-34%

* Includes options on futures

BROKERAGE STATISTICS
(in 000's, except % and where noted)

Year over Year	3Q2015	3Q2014	% Change
Total Accounts	322	272	18%
Customer Equity (in billions) *	$62.1	$54.9	13%

Cleared DARTs	620	485	28%
Total Customer DARTs	683	534	28%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$4.10	$4.21	-3%
DART per Avg. Account (Annualized)	493	455	8%
Net Revenue per Avg. Account (Annualized)	$3,652	$3,532	3%

Consecutive Quarters	3Q2015	2Q2015	% Change
Total Accounts	322	310	4%
Customer Equity (in billions) *	$62.1	$66.0	-6%

Cleared DARTs	620	565	10%
Total Customer DARTs	683	616	11%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$4.10	$4.31	-5%
DART per Avg. Account (Annualized)	493	469	5%
Net Revenue per Avg. Account (Annualized)	$3,652	$3,749	-3%

* Excludes non-customers.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months		Nine Months
		Ended September 30,		Ended September 30,
		2015	2014	2015	2014
		(in millions)

Electronic Brokerage	Net revenues (1)	$300	$245	$878	$691
	Non-interest expenses	116	90	455	269

	Income before income taxes	$184	$155	$423	$422

	Pre-tax profit margin	61%	63%	48%	61%

Market Making	Net revenues (1)	$90	$49	$229	$231
	Non-interest expenses	44	42	126	132

	Income before income taxes	$46	$7	$103	$99

	Pre-tax profit margin	51%	14%	45%	43%

Corporate (2)	Net revenues (1)	$(31)	$(123)	$(189)	$(87)
	Non-interest expenses	(3)	(1)	6	2

	Income (loss) before income taxes	$(28)	$(122)	$(195)	$(89)

Total	Net revenues (1)	$359	$171	$918	$835
	Non-interest expenses	157	131	587	403

	Income before income taxes	$202	$40	$331	$432

	Pre-tax profit margin	56%	23%	36%	52%

(1)	To provide meaningful comparisons, all prior period amounts have been revised for the changes in presentation of currency translation classifications.
(2)	Corporate includes corporate related activities as well as inter-segment eliminations.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
	(in millions, except share and per share data)

Revenues:
Trading gains (1)	$87	$42	$216	$211
Commissions and execution fees	167	133	473	394
Interest income (1)	122	123	356	306
Other income (loss) (1)	(1)	(102)	(78)	(25)

Total revenues	375	196	967	886

Interest expense	16	25	49	51

Total net revenues	359	171	918	835

Non-interest expenses:
Execution and clearing	63	52	177	158
Employee compensation and benefits	56	49	171	156
Occupancy, depreciation and amortization	12	9	33	29
Communications	6	6	19	18
General and administrative	13	14	42	40
Customer bad debt	7	1	145	2

Total non-interest expenses	157	131	587	403

Income before income taxes	202	40	331	432

Income tax expense	20	9	37	39

Net income	182	31	294	393

Net income attributable to noncontrolling interests	160	28	262	356

Net income available for common stockholders	$22	$3	$32	$37

Earnings per share :
Basic	$0.35	$0.06	$0.53	$0.67
Diluted	$0.35	$0.05	$0.52	$0.65

Weighted average common shares outstanding:
Basic	62,458,655	57,099,052	60,152,525	55,956,615
Diluted	64,028,731	58,220,070	61,646,928	57,196,113

Comprehensive income:
Net income available for common stockholders	$22	$3	$32	$37
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(8)	(11)	(5)	(9)
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	(8)	(11)	(5)	(9)
Comprehensive income (loss) available for common stockholders	$14	$(8)	$27	$28

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$160	$28	$262	$356
Other comprehensive income - cumulative translation adjustment	(44)	(66)	(29)	(54)
Comprehensive income (loss) attributable to noncontrolling interests	$116	$(38)	$233	$302

(1)	To provide meaningful comparisons, all prior period amounts have been revised for the changes in presentation of currency translation classifications.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

			September 30, 2015	December 31, 2014
			(in millions)

Assets
Cash and cash equivalents			$1,588	$1,269
Cash and securities - segregated for regulatory purposes			20,911	15,404
Securities borrowed			3,384	3,660
Securities purchased under agreements to resell			215	386
Trading assets, at fair value			3,840	3,934
Receivables from customers, net of allowance			15,879	17,051
Receivables from brokers, dealers and clearing organizations			859	1,131
Other assets			550	550

Total assets			$47,226	$43,385

Liabilities and equity

Liabilities
Short-term borrowings			$4	$34
Securities loaned			2,724	3,199
Trading liabilities - financial instruments sold but not yet purchased, at fair value			3,052	2,561
Other payables:
Customers			35,315	31,796
Brokers, dealers and clearing organizations			454	234
Other payables			395	377
			36,164	32,407

Total liabilities			41,944	38,201

Equity
Stockholders' equity			841	766
Noncontrolling interests			4,441	4,418
Total equity			5,282	5,184

Total liabilities and equity			$47,226	$43,385

	September 30, 2015		December 31, 2014
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	63,739,271	15.7%	58,473,186	14.5%
Noncontrolling interests (IBG Holdings LLC)	343,290,504	84.3%	346,062,282	85.5%

Total IBG LLC membership interests	407,029,775	100.0%	404,535,468	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
EARNINGS PER SHARE ON COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
	(in millions, except share and per share data)

Comprehensive income (loss) available for common stockholders, net of tax	$14	$(8)	$27	$28

Comprehensive income (loss) per share:
Basic	$0.23	$(0.13)	$0.45	$0.51
Diluted	$0.23	$(0.13)	$0.44	$0.50

Weighted average common shares outstanding:
Basic	62,458,655	57,099,052	60,152,525	55,956,615
Diluted	64,028,731	58,220,070	61,646,928	57,196,113